                                                                   Exhibit 25(a)

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM T-1
                                       --------

                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                      OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                             ----------------------------

                         THE FIRST NATIONAL BANK OF CHICAGO
                (Exact name of trustee as specified in its charter)

A National Banking Association                         36-0899825
                                                       (I.R.S. employer
                                                       identification number)

One First National Plaza, Chicago, Illinois            60670-0126
(Address of principal executive offices)               (Zip Code)

                         The First National Bank of Chicago
                        One First National Plaza, Suite 0286
                           Chicago, Illinois   60670-0286
              Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
             (Name, address and telephone number of agent for service)

                             ----------------------------

                                Lehman Brothers Inc.
                (Exact name of obligor as specified in its charter)

Delaware                                               12-3216325
(State or other jurisdiction of                        (I.R.S. employer
 incorporation or organization)                        identification number)


3 World Financial Center
New York, New York                                     10285
(Address of principal executive offices)               (Zip Code)


                                  Debt Securities
                          (Title of Indenture Securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 29th day of April, 1998.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE

               By  /s/ John R. Prendiville
                    John R. Prendiville
                    Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                     EXHIBIT 6



                        THE CONSENT OF THE TRUSTEE REQUIRED
                            BY SECTION 321(b) OF THE ACT



                                             April 29, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of an indenture between Lehman Brothers Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    THE FIRST NATIONAL BANK OF CHICAGO

                    By   /s/ John R. Prendiville
                         John R. Prendiville
                         Vice President

                                                       EXHIBIT 7

Legal Title of Bank:               The First National Bank of Chicago           Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
Address:                           One First National Plaza, Ste 0303                                              Page RC-1
City, State  Zip:                  Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC--BALANCE SHEET


                                                       DOLLAR AMOUNTS IN                      C400
                                                                                          ------------

ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin(1)                             0081    4,267,336         1.a.
     b. Interest-bearing balances(2)                                                      0071    6,893,837         1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)                         1754            0         2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)                      1773    5,691,722         2.b.
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                               1350    6,339,940         3.
     4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule RC-C)      RCFD 2122  25,202,984                    4.a.
     b. LESS: Allowance for loan and lease losses                          RCFD 3123     419,121                    4.b.
     c. LESS: Allocated transfer risk reserve                              RCFD 3128           0                    4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)                                              2125    24,783,863        4.d.
     5.   Trading assets (from Schedule RD-D)                                             3545     6,703,332        5.
6.   Premises and fixed assets (including capitalized leases)                             2145       743,426        6.
7.   Other real estate owned (from Schedule RC-M)                                         2150         7,727        7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                                       2130       134,959        8.
9.   Customers' liability to this bank on acceptances outstanding                         2155       644,340        9.
10.  Intangible assets (from Schedule RC-M)                                               2143       268,501       10.
11.  Other assets (from Schedule RC-F)                                                    2160     2,004,432       11.
12.  Total assets (sum of items 1 through 11)                                             2170    58,483,415       12.


--------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:               The First National Bank of Chicago      Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                           One First National Plaza, Ste 0303                                           Page RC-2
City, State  Zip:                  Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8



SCHEDULE RC-CONTINUED
                                             DOLLAR AMOUNTS IN
                                                 THOUSANDS                      BIL MIL THOU
--------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)                                                       RCON 2200      21,756,846     13.a
        (1) Noninterest-bearing(1)                                    RCON 6631  9,197,227                              13.a.1
        (2) Interest-bearing                                          RCON 6636  559,619                                13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)                                                RCFN 2200      14,811,410     13.b.
        (1) Noninterest bearing                                       RCFN 6631    332,801                              13.b.1
        (2) Interest-bearing                                          RCFN 6636 14,478,609                              13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                       RCFD 2800       4,535,422     14
15.  a. Demand notes issued to the U.S. Treasury                                          RCON 2840          43,763     15.a
     b. Trading Liabilities(from Schedule RC-D)                                           RCFD 3548       6,523,239     15.b
16.  Other borrowed money:
     a. With a remaining  maturity of one year or less                                    RCFD 2332       1,360,165     16.a
     b. With a remaining  maturity of than one year through three years                        A547         576,492     16.b
 .    c.  With a remaining maturity of more than three years                                    A548         703,981     16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding                              RCFD 2920         644,341     18
19.  Subordinated notes and debentures (2)                                                RCFD 3200       1,700,000     19
20.  Other liabilities (from Schedule RC-G)                                               RCFD 2930       1,322,077     20
21.  Total liabilities (sum of items 13 through 20)                                       RCFD 2948      53,987,736     21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                        RCFD 3838               0     23
24.  Common stock                                                                         RCFD 3230         200,858     24
25.  Surplus (exclude all surplus related to preferred stock)                             RCFD 3839       2,999,001     25
26. a. Undivided profits and capital reserves                                             RCFD 3632       1,273,239     26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                                        RCFD 8434          24,096     26.b.
27.  Cumulative foreign currency translation adjustments                                  RCFD 3284          (1,515)    27
28.  Total equity capital (sum of items 23 through 27)                                    RCFD 3210       4,495,679     28
29.  Total liabilities and equity capital (sum of items 21 and 28)                        RCFD 3300      58,483,415     29

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most
     comprehensive level of auditing work performed for the bank by independent external                           Number
     auditors as of any date during 1996                                                            RCFD 6724       N/A          M.1
1 =  Independent audit of the bank conducted in accordance       4. = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank        authority)
2 =  Independent audit of the bank's parent holding company      5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing         auditors
     standards by a certified public accounting firm which       6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company             auditors
     (but not on the bank separately)                            7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in             8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)


-----------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.